Exhibit 99.1

Canadian Pacific and Kansas City Southern Close Into Voting Trust

CP provides updated outlook capturing transaction-related financial impacts

CALGARY – Dec. 14, 2021 Canadian Pacific Railway Limited (TSX: CP, NYSE: CP) (“CP”) today announced the completion of its acquisition of Kansas City Southern (NYSE: KSU) (“KCS”). The transaction represents an enterprise value of approximately US$31 billion. KCS stockholders will receive 2.884 CP common shares and US$90 in cash for each share of KCS common stock held and US$37.50 in cash for each share of KCS preferred stock held.

Immediately upon the closing of the acquisition, the shares of KCS were placed into a voting trust with Dave Starling, former KCS President and CEO, appointed as the Voting Trustee. The Voting Trust, which ensures KCS will operate independently of CP, will remain in effect until the U.S. Surface Transportation Board (“STB”) issues its decision on the companies’ joint railroad control application. The STB’s approval of CP’s control of KCS would create Canadian Pacific Kansas City Limited (“CPKC”), the only single-line railroad linking the United States, Mexico and Canada. The STB review of CP’s proposed control of KCS is expected to be completed in the fourth quarter of 2022.

“Today is a historic day for our two iconic companies,” said Keith Creel, CP President and Chief Executive Officer. “CPKC will become the backbone connecting our customers to new markets, enhancing competition in the U.S. rail network, and driving economic growth across North America while delivering significant environmental benefits. We are excited to reach this milestone on the path toward creating this unique truly North American railroad.”

“As a Board and management team, we are proud of the countless contributions and achievements of all those who work for Kansas City Southern,” said Patrick J. Ottensmeyer, KCS President and Chief Executive Officer. “We are excited for the possibilities that will open to us through this combination with CP and we look forward to our next chapter.”

Expected benefits from the business combination will not be realized until the STB approves CP’s control of KCS’ railroads. Upon obtaining control approval from the STB, the two companies expect to achieve full integration over the ensuing three years, unlocking the benefits of the combination.

For information on the benefits of a CP-KCS combination, visit FutureForFreight.com.

Financial Implications of Closing into Trust

To fund the cash consideration of the merger, CP’s wholly-owned subsidiary, Canadian Pacific Railway Company sold new debt of C$2.2 billion and US$6.7 billion, both of which are guaranteed by CP. The debt transactions closed on Nov. 24, 2021 and Dec. 2, 2021, respectively. CP expects to incur approximately C$21 million in interest expense in the quarter from the two issuances.

Today, CP issued 262,597,106 new common shares as the share consideration under the terms of the merger agreement resulting in approximately 721.4 million weighted average diluted shares outstanding in the quarter.

During the period that KCS is held in voting trust, CP will account for its ownership under the equity method of accounting. From Dec. 14, 2021, onward, CP will report KCS’ earnings, adjusted for the amortization of the fair value write-up, on a single line of CP’s consolidated statements of income.

Updated Outlook

Following the impacts of the accelerated timeline of the transaction closing into trust and the impacts of the extreme weather in British Columbia, CP now expects full-year growth in adjusted diluted EPS1,2 in 2021 to be in the high single digits. CP expects full-year volumes to be approximately flat in 2021, as measured in revenue ton-miles, compared to 2020.

CP’s revised guidance assumes an updated effective tax rate of approximately 24.0 percent. CP now expects other components of net periodic benefit recovery to increase by approximately C$45 million versus 2020 and continues to expect capital expenditures of C$1.55 billion.

[1]	CP’s expectation for high single-digit growth in 2021 adjusted diluted EPS is relative to 2020’s adjusted diluted EPS of C$3.53. CP’s reported diluted EPS was C$3.59 in 2020.

[2]

Although CP has provided a forward-looking non-GAAP measure (adjusted diluted EPS), management is unable to reconcile, without unreasonable efforts, the forward-looking adjusted diluted EPS to the most comparable GAAP measure (diluted EPS), due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In recent years, CP has recognized acquisition-related costs (including legal, consulting and financing fees, and fair value gain or loss on foreign exchange (FX) forward contracts and interest rate hedges), the merger termination payment received, changes in income tax rates and a change to an uncertain tax item. KCS has also recognized significant merger costs and FX gains and losses. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s adjusted diluted EPS. Additionally, the U.S.-to-Canadian dollar FX rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company’s debt and lease liabilities from adjusted diluted EPS.

Advisors

BMO Capital Markets and Goldman Sachs & Co. LLC are serving as financial advisors to Canadian Pacific. Sullivan & Cromwell LLP, Bennett Jones LLP and the Law Office of David L. Meyer are serving as legal counsel. Creel, García-Cuéllar, Aiza y Enríquez, S.C. are serving as Mexican legal counsel to Canadian Pacific. Evercore is serving as the Canadian Pacific Board’s financial advisors and Blake, Cassels & Graydon LLP is serving as the Board’s legal counsel.

BofA Securities and Morgan Stanley & Co. LLC are serving as financial advisors to Kansas City Southern. Wachtell, Lipton, Rosen & Katz, Baker & Miller PLLC, Davies Ward Phillips & Vineberg LLP, WilmerHale, and White & Case, S.C. are serving as legal counsel to Kansas City Southern.

FORWARD LOOKING STATEMENTS AND INFORMATION

This news release includes certain forward looking statements and forward looking information (collectively, “FLI”) to provide CP shareholders and potential investors with information about CP, KCS and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of CP, KCS and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “will”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the transaction and other disruptions arising from the transaction; changes in business strategy and strategic opportunities; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; potential changes in the CP share price which may negatively impact the value of consideration paid to KCS stockholders; the ability of management of CP, its subsidiaries and affiliates to execute key priorities, including those in connection with the transaction; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; ability to achieve commitments and aspirations relating to reducing greenhouse gas emissions and other climate-related objectives; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; and the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains.

We caution that the foregoing list of factors is not exhaustive and is made as of the date hereof. Additional information about these and other assumptions, risks and uncertainties can be found in reports and filings by CP and KCS with Canadian and U.S. securities regulators, including any proxy statement, prospectus, material change report, management information circular or registration statement to be filed in connection with the transaction. Reference should be made to “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward Looking Statements” in CP’s and KCS’s annual and interim reports on Form 10-K and 10-Q. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

About Canadian Pacific

Canadian Pacific (TSX: CP) (NYSE: CP) is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit www.cpr.ca to see the rail advantages of CP. CP-IR.

Contacts:

Media

Patrick Waldron

Tel: 403-852-8005

Patrick_Waldron@cpr.ca;

Alert_MediaRelations@cpr.ca

Investment Community

Maeghan Albiston

Tel: 403-319-3591

investor@cpr.ca